UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2016

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

General Employment Enterprises, Inc. (the "Company") entered into a Stock Purchase Agreement dated as of January 1, 2016 (the "Palladin Agreement") with Enoch S. Timothy and Dorothy Timothy (collectively, the "Sellers"). Pursuant to the terms of the Palladin Agreement the Company acquired on January 1, 2016, 100% of the outstanding stock of Palladin Consulting Inc., a Texas corporation ("Palladin"), for a purchase price (the "Purchase Price") equal to $1,750,000, minus the Circle Lending Loan Amount (as defined below) plus up to $1,000,000 in contingent promissory notes, minus the NWC Reduction Amount (as defined below) (if any) plus up to $1,250,000 of "earnouts".

The consideration shall be paid as follows:

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Cash Payment to Sellers. At the closing, the Company paid to the Sellers $1,750,000 in cash minus the Circle Lending Loan Amount (defined in the Palladin Agreement as the outstanding amount owed by Palladin to Circle Lending, L.P. (or Funding Circle USA, Inc., or Victory Park Capital Advisors, or FC Marketplace, LLC, or an affiliate) ), which the Sellers represented to the Company was $77,823.37).

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Contingent Promissory Notes. Up to an additional $1,000,000 of the Purchase Price shall subsequently be paid by the Company to the Sellers in the form of contingent Promissory Notes (the "Promissory Notes") if (i) the final determination of the Revenue (as defined in the Palladin Agreement) for the period beginning on January 1, 2016 and ending on December 31, 2016 (the "Earnout Period") exceeds $15,000,000 and (ii) Adjusted EBITDA (as defined in the Palladin Agreement) for the Earnout Period, exceeds $500,000. The principal amount of the Promissory Notes is subject to reduction by the NWC Reduction Amount (as defined below).

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NWC Reduction Amount. The Sellers have agreed to pay to the Company the amount by which the Net Working Capital of Palladin (defined as Palladin's Current Assets, determined in accordance with GAAP minus Palladin's Current Liabilities, determined in accordance with GAAP) is a negative number. The Purchase Price shall be reduced dollar for dollar for each dollar by which the Net Working Capital is a negative amount (i.e., less than $0). The amount by which the Net Working Capital is less than $0 is the "NWC Reduction Amount." The reduction shall first be applied to reduce the $1,000,000 portion of the Purchase Price that is the Promissory Notes. If the reduction exceeds $1,000,000, then that excess shall be immediately paid by the Sellers via a wire transfer of the applicable dollar amount to the Company.

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Earnout Payment. Up to an additional $750,000 of the Purchase Price (the "Earnout") will subsequently be paid by the Company to Sellers with respect to the Earnout Period, in accordance with and subject to the terms and conditions in the Palladin Agreement. Any Earnout payment made by the Company, shall, at the option of the Company, be paid (i) in shares of common stock of the Company or (ii) in immediately available funds. Certain "Retention Bonuses" (as defined in the Palladin Agreement) paid to employees of Palladin on or before February 1, 2017, but not exceeding $275,000 in the aggregate will reduce the Earnout payment.

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Additional Stock Earnout Payment. Up to an additional $500,000 of the Purchase Price (the "Additional Earnout") will subsequently be paid by the Company to Sellers in accordance with and subject to the terms and conditions in the Palladin Agreement. Any such Additional Earnout payment shall be paid in shares of common stock of the Company.

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Subordinated Deferred Payment Rights. Notwithstanding the above, the Sellers have agreed that the Earnout Payment and Additional Stock Earnout Payment shall be subordinate and junior in right of payment to any "Senior Indebtedness" (as defined in the Palladin Agreement) now or hereafter existing to "Senior Lenders" (current or future) (as defined in the Palladin Agreement).

The transaction has been unanimously approved by the board of directors of the Company and by the Sellers.

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The Company utilized a portion of the proceeds from the private placement of a $4,185, 000 subordinated promissory note to JAX Legacy – Investment 1, LLC, that it completed on October 2, 2015, to finance the payment of the cash portion of the Purchase Price of Palladin.

Dallas based Palladin is an information technology and professional staffing company. Palladin provides staffing services in the following areas: Information Technology (IT), Accounting and Finance, Engineering, Office Support and Government Services - TS Cleared. Its Workforce Solutions includes the provision of Resource Process Outsourcing (RPO) and expertise in working with Managed Service Providers (MSP) and Vendor Management Systems (VMS) such as Pontoon, Beeline and Fieldglass. Paladin also provides staffing services in several expanding industries including Retail Technology, eCommerce and Healthcare Technology.

The assets acquired primarily consist of accounts receivable, unbilled revenue, deposit, fixed assets and other current assets. In addition, the purchase price of Palladin includes value derived from goodwill, customer contracts and the talented sales and recruiting personnel employed by Palladin.

A copy of the Palladin Agreement is attached hereto as Exhibit 10.1. The description of the Palladin Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by reference to Exhibit 10.1. A copy of the press release announcing the acquisition of Palladin is attached hereto as Exhibit 99.1.

The Company will file with the Securities and Exchange Commission (the "SEC") the financial statements and pro forma financial information required to be filed pursuant to Rule 8-04 of Regulation S-X and Article 11 of Regulation S-X within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The information contained in Item 1.01 of this Form is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form is hereby incorporated by reference into this Item 3.02. The shares of Company common stock issuable to the Sellers as an Earnout Payment or an Additional Stock Earnout Payment will not be registered under the Securities Act of 1933, as amended (the "Act"). Each of the Sellers is an accredited investor. The issuance of the shares of Company common stock to each of the Sellers is exempt from the registration requirements of the Act in reliance on an exemption from registration provided by Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Contingent Promissory Note issuable by General Employment Enterprises, Inc. to Enoch S. Timothy and Dorothy Timothy

10.1	Stock Purchase Agreement dated as of January 1, 2016 by and among General Employment Enterprises, Inc., Enoch S. Timothy and Dorothy Timothy

99.1	Press release issued by General Employment Enterprises, Inc. dated December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.

Date: January 4, 2016	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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